EXHIBIT 23.2


                       ACCOUNTANTS' CONSENT


The Board of Directors
Hadron, Inc.:

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Hadron, Inc. 1994 Stock Option Plan, as Amended of our report dated September 25, 1997 with respect to the consolidated financial statements and schedule of Hadron, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                              /S/ Ernst & Young LLP

Vienna, Virginia
September 30, 1997